1 XERIS BIOPHARMA HOLDINGS, INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY The Board of Directors (the “Board”) of Xeris Biopharma Holdings, Inc. (the “Company”) has adopted this Non-Employee Director Compensation Policy (this “Policy”), which establishes compensation to be paid to non-employee directors of the Company, to provide an inducement to obtain and retain the services of qualified persons to serve as members of the Company’s Board. Applicable Persons This Policy shall apply to each director of the Company’s Board who is not an employee of the Company or any of its subsidiaries. Cash Retainers Annual Retainer for Board Membership: $50,000 for general availability and participation in meetings and conference calls of our Board, to be paid quarterly in arrears, pro- rated based on the number of actual days served by the director during such calendar quarter. Additional Annual Retainer for Non-Executive Chair of the Board: $45,000 Additional Retainers for Committee Membership: Audit Committee Chair: $20,000 Audit Committee member: $10,000 Compensation Committee Chair: $20,000 Compensation Committee member: $10,000 Nominating and Corporate Governance Committee Chair: $10,000 Nominating and Corporate Governance Committee member: $5,000 Note: Chair and commit tee member retainers are in addition to retainers for members of the Board. Equity Retainers Initial Award: Initial, one-time equity awards consisting of a non-qualified stock option to purchase a number of shares of the Company’s common stock and a restricted stock unit for a number of shares of common stock having a combined aggregate grant date fair value of approximately $450,000 shall be made to each new non-employee director upon his or her election to the Board (the “Initial Award”). The Initial Award shall be made in the form of (i) 50% restricted stock units, determined based on the average closing price of the Company’s common stock on the Nasdaq Global Select Market (or the stock exchange on which the Company’s common stock is being actively traded) for the 30 days preceding the date of grant, as may be adjusted by the Board, rounded Exhibit 10.12

2 down to the nearest whole share, and (ii) 50% non-qualified stock options to purchase shares of the Company’s common stock, valued based on a Black-Scholes valuation method, with an exercise price equal to the fair market value of the Company’s common stock as determined on the date of grant. The Initial Award shall vest in three equal installments on the first three anniversaries of the date of grant, subject to the non-employee director’s continued service on the Board. Annual Award: On each date of the Company’s Annual Meeting of Stockholders following the completion of the Company’s (the “Annual Meeting”), each continuing non-employee member of the Board, other than a director receiving an Initial Award, shall receive equity awards consisting of a non-qualified stock option to purchase a number of shares of Common Stock and a restricted stock unit for a number of shares of Common Stock having a combined aggregate grant date fair value of approximately $300,000 (“Annual Award”). The Annual Award shall be made in the form of (i) 50% restricted stock units, determined based on the average closing price of the Company’s common stock on the Nasdaq Global Select Market (or the stock exchange on which the Company’s common stock is being actively traded) for the 30 days preceding the date of grant, as may be adjusted by the Board, rounded down to the nearest whole share, and (ii) 50% non-qualified stock options to purchase shares of the Company’s common stock, valued based on a Black-Scholes valuation method, with an exercise price equal to the fair market value of the Company’s common stock as determined on the date of grant. The Annual Award shall vest upon the earlier to occur of the first anniversary of the date of grant or the date of the next Annual Meeting, subject to the non-employee director’s continued service on the Board, unless the Board determines that the circumstances warrant continuation of vesting. Sale Event Acceleration: All outstanding equity awards held by non-employee directors shall become fully vested and exercisable or nonforfeitable upon a Sale Event (as defined in the Company’s 2018 Stock Option and Incentive Plan or any other equity incentive plan under which the award is granted). Expenses The Company will reimburse all reasonable out-of-pocket expenses incurred by non- employee directors in attending meetings of the Board or any committee. Adopted April 25, 2018 and amended effective January 1, 2022, August 9, 2022, January 1, 2023, January 1, 2024, August 1, 2024, January 1, 2025, and January 1, 2026.